Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FOURTH-QUARTER AND YEAR-END 2010 RESULTS
Diluted EPS of $0.48 from continuing operations for the year vs. $0.52 in prior year
Results include previously announced charges totaling $0.04 per diluted share for facility consolidation and early redemption of Notes
Cash EPS is $1.02 for 2010 vs. $0.99 for prior year
Cleveland, Ohio (February 16, 2011)—CBIZ, Inc. (NYSE: CBZ) today announced results for the fourth quarter and year ended December 31, 2010.
CBIZ reported revenue of $165.0 million for the fourth quarter ended December 31, 2010, compared to $162.2 million reported for the fourth quarter of 2009. Revenue from newly acquired operations contributed $4.5 million to revenue in the fourth quarter compared to the same period a year ago. Same-unit revenue declined by 1.0%, or $1.6 million for the fourth quarter 2010, compared to the same period a year ago. CBIZ reported a loss from continuing operations for the quarter of $1.2 million, or ($0.02) per diluted share, compared to income of $1.4 million, or $0.02 per diluted share in the fourth quarter of 2009.
For the twelve-month period ended December 31, 2010, CBIZ reported revenue of $732.5 million compared to $739.1 million for the prior-year period. Same-unit revenue decreased by 3.6%, or $26.7 million, for the year compared to the same period a year ago. Acquisitions contributed $20.1 million to revenue for the year 2010. Net income from continuing operations was $27.9 million, or $0.48 per diluted share, for the year ended December 31, 2010, compared to $31.9 million, or $0.52 per diluted share, for the same period a year ago.
Results for the year include a $2.0 million pre-tax charge related to the early redemption of $60.0 million of the 3.125% Convertible Notes and a pre-tax charge of approximately $1.7 million related to the consolidation of facilities with Goldstein Lewin & Company which was acquired in the first quarter 2010. The impact of these charges on diluted earnings per share for the year was approximately $0.04 per share. Results in the fourth quarter were negatively impacted approximately $0.01 per diluted share by the results
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

of newly acquired operations within the Financial Services group due to the seasonal nature of these operations.
The outstanding balance of the Company’s $275.0 million unsecured bank line of credit at December 31, 2010 was $118.9 million compared with a balance of $110.0 million at December 31, 2009. At December 31, 2010, $40.0 million remains outstanding on the 3.125% Convertible Notes that are callable in June of 2011, plus $130.0 million on the 4.875% Convertible Notes that were issued September 27, 2010.
Cash earnings per share, a non-GAAP measure that includes certain non-cash charges and credits to income from continuing operations, was $1.02 per diluted share for the year ended December 31, 2010 compared with $0.99 per diluted share a year ago. A schedule which reconciles cash earnings per share with GAAP earnings per share is attached. Adjusted EBITDA for the year ended December 31, 2010 was $82.0 million. Excluding the impact of the lease restructuring charges of approximately $1.7 million, adjusted EBITDA was $83.7 million.
“We are seeing improvement in our Financial Services group including growth in the fourth quarter compared with a year ago. Our Employee Services group continued to face challenges related to persistent high rates of unemployment that impacted our benefits and our payroll businesses, along with a continued soft market for property and casualty insurance. Notwithstanding the challenges faced by both the Financial Services and Employee Services groups, both groups were able to increase their revenue and pre-tax income contribution during 2010. Within MMP, the cost management measures we took in the first half of the year resulted in a pre-tax contribution during the second half of 2010 that exceeded the prior year, despite the continued pressures on revenue,” stated Steven L. Gerard, Chairman and CEO.
“Our cash flow continued to be very strong during 2010, and we are pleased to have successfully completed four acquisitions during the year. With the financing transactions completed in the third quarter of 2010, we have addressed the refinancing of the $100 million 3.125% Convertible Notes due this year and we have maintained the flexibility to continue to take advantage of acquisition opportunities ahead. As has been our practice in recent years, we anticipate that CBIZ will complete another three to five acquisitions in 2011,” concluded Mr. Gerard.
Outlook For 2011: CBIZ clients remain relatively stable and optimistic but are not yet benefiting from the rebound in general economic activity. Accordingly, CBIZ expects modest revenue growth in 2011. Earnings per share from continuing operations is expected to increase within a range of 10% to 15% in 2011 compared with $0.52 achieved for 2010, which is adjusted for lease restructuring and refinancing costs. Cash flow generated from operations is expected to continue to be strong, with cash earnings per share growing approximately 10% over the $1.02 reported for 2010.
CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-800-599-9370 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-847-619-6819. A replay of the call will be available starting at 1:00 p.m. (ET) February 16, through midnight (ET), February 18, 2011. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 28973732. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting and tax, internal audit, merger and acquisition advisory, and valuation services. Employee services include group benefits, property and casualty insurance, retirement planning services, payroll, and HR consulting. CBIZ also provides outsourced technology staffing support services, healthcare consulting and medical practice management. As one of the largest benefits specialists and one of the largest accounting, valuation and medical practice management companies in the United States, the Company’s services are provided through more than 150 Company offices in 36 states.
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.
For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	DECEMBER 31,
	2010	%	2009 (1)%
Revenue	$165,039	100.0%	$162,162	100.0%
Operating expenses	157,352	95.3%	151,810	93.6%

Gross margin	7,687	4.7%	10,352	6.4%
Corporate general and administrative expenses (2)	7,085	4.3%	6,848	4.2%

Operating income	602	0.4%	3,504	2.2%
Other income (expense):
Interest expense	(4,994)	-3.0%	(3,186)	-2.0%
Gain (loss) on sale of operations, net	1	0.0%	(15)	0.0%
Other income, net (3)	2,391	1.4%	1,173	0.7%

Total other expense, net	(2,602)	-1.6%	(2,028)	-1.3%
(Loss) income from continuing operations before income tax (benefit) expense	(2,000)	-1.2%	1,476	0.9%
Income tax (benefit) expense	(780)		70

(Loss) income from continuing operations	(1,220)	-0.7%	1,406	0.9%
Loss from operations of discontinued businesses, net of tax	(526)		(122)
Gain on disposal of discontinued businesses, net of tax	22		32

Net (loss) income	$(1,724)	-1.0%	$1,316	0.8%

Diluted (loss) earnings per share:
Continuing operations	$(0.02)		$0.02
Discontinued operations	(0.01)		—

Net (loss) income	$(0.03)		$0.02

Diluted weighted average common shares outstanding	48,825		61,561
Other data from continuing operations:
Adjusted EBIT (4)	$2,993		$4,677
Adjusted EBITDA (4)	$8,069		$10,046

(1)	Certain amounts in the 2009 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.

(2)	Includes compensation expense of $236 and $121 for the three months ended December 31, 2010 and 2009, respectively, associated with net gains from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $6,849 and $6,727, or 4.1% of revenue for the three months ended December 31, 2010 and 2009, respectively.

(3)	Includes net gains of $2,268 and $952 for the three months ended December 31, 2010 and 2009, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “(loss) income from continuing operations before income tax (benefit) expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(4)	Adjusted EBIT represents (loss) income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $5,076 and $5,369 for the three months ended December 31, 2010 and 2009, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(In thousands, except percentages and per share data)

		TWELVE MONTHS ENDED
	DECEMBER 31,
	2010	%	2009 (1)%
Revenue	$732,505	100.0%	$739,136	100.0%

Operating expenses	646,793	88.3%	650,973	88.1%

Gross margin	85,712	11.7%	88,163	11.9%

Corporate general and administrative expenses (2)	29,614	4.0%	30,722	4.1%

Operating income	56,098	7.7%	57,441	7.8%

Other income (expense):
Interest expense	(15,308)	-2.1%	(13,392)	-1.8%
Gain on sale of operations, net	466	0.0%	989	0.1%
Other income, net (3) (4)	3,532	0.5%	6,622	0.9%

Total other expense, net	(11,310)	-1.6%	(5,781)	-0.8%

Income from continuing operations before income tax expense	44,788	6.1%	51,660	7.0%

Income tax expense	16,848		19,714

Income from continuing operations	27,940	3.8%	31,946	4.3%

Loss from operations of discontinued businesses, net of tax	(2,453)		(760)
(Loss) gain on disposal of discontinued businesses, net of tax	(973)		210

Net income	$24,514	3.3%	$31,396	4.2%

Diluted earnings (loss) per share:
Continuing operations	$0.48		$0.52
Discontinued operations	(0.06)		(0.01)

Net income	$0.42		$0.51

Diluted weighted average common shares outstanding	58,193		61,859

Other data from continuing operations:
Adjusted EBIT (5)	$61,626		$64,063
Adjusted EBITDA (5)	$81,959		$84,561

(1)	Certain amounts in the 2009 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.

(2)	Includes compensation expense of $533 and $683 for the twelve months ended December 31, 2010 and 2009, respectively, associated with net gains from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $29,081 and $30,039, or 4.0% and 4.1% of revenue, for the twelve months ended December 31, 2010 and 2009, respectively.

(3)	Includes net gains of $3,743 and $5,491 for the twelve months ended December 31, 2010 and 2009, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(4)	For the twelve months ended December 31, 2010, amount includes a loss of $1,996 on the retirement of $60.0 million of the Company’s senior subordinated convertible notes that were issued in May 2006, and income of $1,449 related to decreases in the fair value of contingent considerations due related to CBIZ’s prior acquisitions.

(5)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, gain on sale of operations, net, and the loss on redemption of CBIZ’s convertible notes as described in Note (4) above. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $20,333 and $20,498 for the twelve months ended December 31, 2010 and 2009, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands, except per share data)
SELECT SEGMENT DATA

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2010	2009 (1)	2010	2009 (1)
Revenue
Financial Services	$79,150	$74,454	$382,234	$379,690
Employee Services.	41,064	41,833	174,097	170,846
Medical Management Professionals	37,666	38,230	148,425	160,632
National Practices	7,159	7,645	27,749	27,968

Total	$165,039	$162,162	$732,505	$739,136

Gross Margin
Financial Services	$647	$690	$53,558	$50,713
Employee Services.	6,216	7,625	29,545	29,136
Medical Management Professionals	5,353	3,970	16,528	20,869
National Practices	780	1,161	1,955	2,966
Operating expenses — unallocated (2):
Other	(3,277)	(2,263)	(12,664)	(10,713)
Deferred compensation	(2,032)	(831)	(3,210)	(4,808)

Total	$7,687	$10,352	$85,712	$88,163

(1)	Certain amounts in the 2009 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.

(2)	Represents operating expenses not directly allocated to individual businesses, including stock based compensation, consolidation and integration charges and certain advertising expenses. Unallocated operating expenses also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations” as they are directly offset by the same adjustment to “other income, net” in the consolidated statements of operations. Gains recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as additional compensation expense in “operating expenses” and as income in “other income, net.”
CASH EARNINGS AND PER SHARE DATA
Reconciliation of (Loss) Income from Continuing Operations to Cash Earnings from Continuing Operations (3)

	THREE MONTHS ENDED DECEMBER 31,
	2010	Per Share	2009 (1)	Per Share (1)
(Loss) income from Continuing Operations	$(1,222)	$(0.02)	$1,406	$0.02

Selected non-cash items:
Depreciation and amortization	5,076	0.10	5,369	0.09
Non-cash interest on convertible notes	1,029	0.02	1,016	0.02
Stock based compensation	1,363	0.03	1,289	0.02

Non-cash items	7,468	0.15	7,674	0.13

Cash earnings — Continuing Operations	$6,246	$0.13	$9,080	$0.15

	TWELVE MONTHS ENDED DECEMBER 31,
	2010	Per Share	2009 (1)	Per Share (1)
Income from Continuing Operations	$27,940	$0.48	$31,946	$0.52

Selected non-cash items:
Depreciation and amortization	20,333	0.35	20,498	0.33
Non-cash interest on convertible notes	4,210	0.07	3,962	0.06
Stock based compensation	5,306	0.09	4,754	0.08
Loss on retirement of convertible notes	1,996	0.03	—	—
Adjustment to contingent earnouts	(1,449)	(0.02)	—	—
Restructuring charge	1,231	0.02	—	—

Non-cash items	31,627	0.54	29,214	0.47

Cash earnings — Continuing Operations	$59,567	$1.02	$61,160	$0.99

(3)	The Company believes cash earnings and cash earnings per diluted share (non-GAAP measures) more clearly illustrate the impact of certain non-cash charges and credits to (loss) income from continuing operations and are a useful measure for the Company and its analysts. Cash earnings is defined as (loss) income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock based compensation expense, the loss of approximately $2.0 million as a result of the retirement of $60.0 million par value of the senior subordinated convertible notes issued in May 2006, adjustment to the fair value of contingent considerations due related to prior acquisitions, and the portion of the $1.7 million restructuring charge to be paid in future periods related to the 2010 acquisition of Goldstein Lewin. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted common shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be regarded as a replacement or alternative of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands, except percentages and ratios)
SELECT BALANCE SHEET DATA AND RATIOS

	DECEMBER 31,	DECEMBER 31,
	2010	2009 (1)
Cash and cash equivalents	$724	$7,178
Restricted cash	$20,171	$17,511
Accounts receivable, net.	$138,433	$128,659
Current assets before funds held for clients	$179,458	$181,002
Funds held for clients — current and non-current	$84,203	$98,470
Goodwill and other intangible assets, net.	$426,410	$375,211

Total assets	$756,299	$713,098

Notes payable — current	$10,983	$13,410
Convertible notes — current	$39,250	$—
Current liabilities before client fund obligations	$141,961	$89,532
Client fund obligations	$87,362	$101,279
Convertible notes — non-current	$116,577	$93,848
Bank debt	$118,900	$110,000

Total liabilities	$526,627	$442,480

Treasury stock	$(355,851)	$(269,642)

Total stockholders’ equity	$229,672	$270,618

Debt to equity (2)	119.6%	75.3%
Days sales outstanding (DSO) — continuing operations (3)	72	67

Shares outstanding	49,223	61,937

Basic weighted average common shares outstanding	57,692	61,200

Diluted weighted average common shares outstanding	58,193	61,859

(1)	Certain amounts in the 2009 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.

(2)	Ratio is convertible notes and bank debt divided by total stockholders’ equity.

(3)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007